Exhibit 16

April 13, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Alliance Fiber Optic Products, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated April 7, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/PricewaterhouseCoopers LLP /s/

PricewaterhouseCoopers LLP

Attachment: Form 8-K